                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  December 29, 1997

                               HEARTSTREAM, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

            27330                                 91-1577477
     (Commission File. No.)           (IRS Employer Identification No.)

                           2401 4th Avenue, Suite 300
                           Seattle, Washington  98121
             (Address of principal executive offices and zip code)


      Registrant's telephone number, including area code:  (206) 443-7630

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Item 5.  Other Events.

     On December 29, 1997, Heartstream, Inc., a Delaware corporation (the "Company"), announced the execution of an Agreement and Plan of Reorganization dated as of December 29, 1997, among Hewlett-Packard Company, a California corporation ("HP"), Whistler Acquisition Corporation, a Delaware corporation ("Merger Sub"), and the Company (the "Reorganization Agreement"). The Reorganization Agreement contemplates that, subject to the satisfaction of certain conditions set forth therein, including the approval and adoption of the Reorganization Agreement by the requisite vote of the Company's stockholders, Merger Sub will be merged into the Company. As a result of the merger of Merger Sub into the Company (the "Merger"), the Company would become a wholly-owned subsidiary of HP. Pursuant to the Reorganization Agreement, each outstanding share of the Company's common stock would be exchanged for that number of shares of the common stock of HP determined by dividing $11.00 by the average closing price of HP common stock for the five trading days ending on the trading day before the closing of the Merger (the "HP Common Stock"), and, immediately prior to the effective time of the Merger, all outstanding options to purchase common stock of the Company would become fully vested and exercisable. The Merger is intended to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

     On December 29, 1997, the Company and HP issued a joint press release relating to the execution of the Reorganization Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     A registration statement relating to the HP Common Stock has not yet been filed with the Securities and Exchange Commission ("SEC"), nor has a proxy statement relating to a vote of the Company's stockholders on the Merger been filed with the SEC. The HP Common Stock may not be offered, nor may offers to acquire such stock be accepted, prior to the time such registration statement becomes effective. This report shall not constitute an offer to sell or the solicitation of any offer to buy any HP Common Stock or any other security, and shall not constitute the solicitation of any vote with respect to the Merger.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No.  Description
-----------  -----------

   99.1 Joint Press Release of Hewlett-Packard Company and Heartstream, Inc. dated December 29, 1997.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    HEARTSTREAM, INC.





Dated:  January 15, 1998            By:  /s/  Alan J. Levy
                                         ---------------------------
                                         Alan J. Levy
                                         President and Chief Executive Officer


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